                                                           FOR IMMEDIATE RELEASE
                                                               February 19, 2004

   EXTENDICARE HEALTH SERVICES, INC. COMPLETES 2003 WITH STRONG FOURTH QUARTER


     -    Net earnings reach $20.1 million for FY 2003; $8.2 million for Q4

     -    Average nursing home occupancy reaches 91.5% for FY 2003; 91.8% for Q4

     -    Medicare census rises to 15.5% for FY 2003; 15.8% for Q4

     -    Announces launch of Phase II of its construction program

MILWAUKEE, WISCONSIN -- Extendicare Health Services, Inc. (EHSI) reported net earnings of $8.2 million in the three months ended December 31, 2003 from a loss of $0.9 million in the quarter ended December 31, 2002. Cash flow from operations was $20.7 million in the 2003 fourth quarter compared to $8.0 million in the prior year quarter.

EHSI is a wholly owned subsidiary of Extendicare Inc. (TSX: EXE and EXE.A; NYSE:
EXE.A).

"The momentum established in the first quarter has continued through the course of 2003," said Mel Rhinelander, Chairman and Chief Executive Officer of Extendicare Health Services Inc. "As the Company transitions itself into a growth phase, management is confident EHSI will strengthen its position as an industry leader within the long-term care sector in the United States."

The Company is also announcing the commencement of Phase II of its planned Three Phase construction program. Building upon the campus approach previously outlined, EHSI will construct eight new assisted and independent living facilities on land adjacent to existing nursing facilities. Phase II will add a total of 329 new beds during 2005 and 2006, at a projected cost of $36.3 million.

"This segment of senior living generates superior returns as margins associated with assisted and independent living are higher compared to nursing homes," commented Mr. Rhinelander. "In addition, these facilities provide a natural source of new residents to our existing nursing facilities."

Average nursing home occupancy climbed to 91.8% in the 2003 fourth quarter from 91.2% in the 2002 fourth quarter, and from 91.6% in the 2003 third quarter. Medicare increased to 15.8% of total nursing home census from 14.0% in the 2002 fourth quarter, and from 15.2% in the 2003 third quarter.

On October 1, 2003, the industry received a 6.26% increase in Medicare rates. This rate increase, combined with achieving a higher patient acuity mix in the quarter, resulted in a rise in the Company's average daily Medicare rate to $316 for the 2003 fourth quarter, compared to $288 in the 2002 fourth quarter, and $294 in the 2003 third quarter. As previously mentioned, the Centers for Medicare and Medicaid Services will maintain the current RUGs classifications until October 1,

2004. In keeping with the industry's commitment to Senator Grassley, Chairman of the U.S. Senate Committee on Finance, EHSI is spending the 3.26% administrative fix component of the October 1, 2003 Medicare increase on improving patient care and services.

Cash flow from operations for the year was $56.0 million compared to $38.8 million in 2002, reflecting the improvement in earnings, and reduction in payments for resident care liabilities. At year end, EHSI confirmed with its independent actuary the adequacy of the Company's balance sheet reserves related to resident care liability claims.

OUTLOOK

Looking ahead to 2004, EHSI's key business initiatives include:

     1. A commitment to providing staff with the best possible resources to ensure patients receive the highest quality care.

     2. A continued focus on strengthening Medicare and total average daily census.

     3. Continued expansion of the asset portfolio through acquisition and internal growth.

     4. An increased focus on growing the assisted living, rehabilitative clinics and management consulting segments of the business.

EHSI will strive to achieve operational improvements across all of its operations throughout 2004. The Company is confident its strategy of investing in new facilities will help position the Company for future growth.

QUARTERS ENDED DECEMBER 31, 2003 AND DECEMBER 31, 2002

Revenue increased by $17.5 million, or 8.4% over the prior year quarter. Nursing and assisted living center operations revenue improved by $18.4 million due to an increase in average payor rates of $12.5 million, growth in census of $5.2 million and in nursing home ancillary services of $1.0 million, partially offset by prior period cost settlements of $0.3 million. Revenue from other sources was lower by $0.9 million from the 2002 fourth quarter largely as a result of a reclassification of $0.7 million to operating costs.

EBITDA increased 71.8% to $28.2 million in the 2003 fourth quarter from $16.4 million in the same quarter last year. EBITDA as a percent of revenue increased to 12.5% from 7.9% in the 2002 fourth quarter.

Net interest costs declined by $2.1 million, of which $1.3 million was due to receipt of unaccrued interest income, with the remaining improvement due to lower debt levels and rates.

Pre-tax earnings rose to $12.3 million in the three months ended December 31, 2003 from a loss of $1.3 million in the prior year quarter.

The Company's effective tax rate declined in the fourth quarter of 2003, in comparison to the previous nine months of the year, due to the improvement in taxable earnings. This enabled a higher utilization of previously unbenefited state net operating loss carryforwards for 2003 as a whole.

YEARS ENDED DECEMBER 31, 2003 AND DECEMBER 31, 2002

Net earnings for the year increased $16.9 million to $20.1 million from net earnings of $3.2 million in 2002. The 2002 results included an after-tax loss on disposal of assets and other items of $2.4 million.

EBITDA rose 23.5% to $99.3 million in 2003 from $80.4 million last year, and as a percent of revenue, EBITDA grew to 11.4% from 9.9%.

Average nursing home occupancy rose to 91.5% from 90.3% in 2002, with Medicare representing 15.5% of resident days, up from 13.4% last year.

Pre-tax earnings rose by $25.8 million to $32.1 million from $6.3 million in 2002. The 2002 results included a pre-tax loss on disposal of assets and other items of $4.2 million.

OTHER ITEMS

On December 31, 2003, EHSI completed the previously announced acquisition of a 99-bed nursing facility in Manitowoc, Wisconsin for $4.1 million.

In February 2004, EHSI prepaid in full $13.0 million in Industrial Revenue
Bonds.

EHSI's capital expenditures in 2004, excluding any acquisition activity, are budgeted at $50.0 million. Of this amount, $23.0 million is budgeted for new construction projects.

Extendicare Health Services, Inc. of Milwaukee, Wisconsin is a wholly owned subsidiary of Extendicare Inc. Through its subsidiaries, Extendicare Inc. operates 275 long-term care facilities across North America, with capacity for over 28,900 residents. As well, through its operations in the United States, Extendicare offers medical specialty services such as subacute care and rehabilitative therapy services, while home health care services are provided in Canada. The Company employs 35,800 people in the United States and Canada.

In a separate news release issued today, Extendicare Inc. announced its 2003 fourth quarter financial results. On February 20, 2004, at 10:00 a.m. (EST), Extendicare Inc. will hold a conference call to discuss its results for the fourth quarter. The call will be webcast live, and archived, in the investor information section of Extendicare's website, www.extendicare.com. Alternatively, the call in number is 1-800-273-9672 or 416-695-5806. For those unable to listen to the call live, a taped rebroadcast will be available from two hours after completion of the live call until midnight on March 5, 2004. To access the rebroadcast, dial 1-800-408-3053 or 416-695-5800, conference ID number 1517914. Also, a supplemental information package containing historical annual and quarterly financial results and operating statistics on the Company can be found on the website under Investor Information/Investor Documents/Supplemental Information.

The attached financial information reflects certain reclassifications to the prior period figures to conform to the 2003 presentation.

Statements contained in this release other than statements of historical fact, including statements regarding anticipated financial performance, business strategy and management's plans and objectives for future operations, are forward-looking statements. These forward-looking statements can be identified as such because the statements generally include words such as "expect", "intend", "anticipate", "believe", "estimate", "plan" or "objective" or other similar expressions. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. In addition to the risks and uncertainties related to these statements, other risks and uncertainties are identified in Extendicare Inc.'s or Extendicare Health Services, Inc.'s filings with Canadian and United States securities regulators and include, but are not limited to, the following: changes in the health care industry in general and the long-term care industry in particular because of political and economic influences; changes in regulations governing the industry and the Company's compliance with such regulations; changes in government funding levels for health care services; resident care litigation, including exposure for punitive damage claims and increased insurance costs, and other claims asserted against the Company; the Company's ability to attract and retain qualified personnel; the availability and terms of capital to fund the Company's capital expenditures; changes in competition; and demographic changes. Given these risks and uncertainties, readers are cautioned not to place undue reliance on the Company's forward-looking statements. All forward-looking statements contained in this report are necessarily estimates reflecting the best judgment of the party making such statements based upon current information, and the Company assumes no obligation to update any forward-looking statement.


For further information, contact:


Christopher Barnes
Manager, Investor Relations
Phone:  (905) 470-5483
Fax:  (905) 470-4003
Email: cbarnes@extendicare.com

VISIT EXTENDICARE'S WEBSITE @ WWW.EXTENDICARE.COM

                        EXTENDICARE HEALTH SERVICES, INC.
                   CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)

                                                  THREE MONTHS ENDED            TWELVE MONTHS ENDED
(thousands of U.S. dollars)                           DECEMBER 31                    DECEMBER 31
                                              --------------------------      --------------------------
                                                 2003            2002            2003            2002
                                              ----------      ----------      ----------      ----------
                                                               (note 1)                        (note 1)
REVENUES
Nursing and assisted living centers              219,578         201,147         843,414         787,419
Outpatient therapy                                 2,779           2,695          11,524          10,280
Other                                              3,361           4,425          15,494          17,352
                                              ----------      ----------      ----------      ----------
                                                 225,718         208,267         870,432         815,051
OPERATING AND ADMINISTRATIVE COSTS               195,193         189,595         762,005         724,041
LEASE COSTS                                        2,279           2,231           9,113          10,642
                                              ----------      ----------      ----------      ----------


EBITDA (note 2)                                   28,246          16,441          99,314          80,368

Depreciation and amortization                      9,729           9,347          37,448          37,575
Interest expense                                   8,409           8,900          33,981          33,654
Interest income                                   (2,142)           (546)         (4,166)         (1,379)
Loss from asset disposals and other items             --              --              --           4,181
                                              ----------      ----------      ----------      ----------

EARNINGS (LOSS)  BEFORE INCOME TAXES              12,250          (1,260)         32,051           6,337
Provision for income taxes                         4,034            (311)         11,965           3,117
                                              ----------      ----------      ----------      ----------

NET EARNINGS (LOSS)                                8,216            (949)         20,086           3,220
                                              ==========      ==========      ==========      ==========

Notes:
(1) In accordance with Statement of Financial Accounting Standards No. 145 "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13 and Technical Corrections", issued May 2002, gains and losses on early retirement of debt are no longer treated as extraordinary in nature. Therefore, the comparative 2002 results have been modified to reflect the reclassification of a pre-tax loss of $2.8 million on the write-off of unamortized financing costs from extraordinary item to "loss from asset disposals and other items".
(2) EBITDA refers to earnings before interest, taxes, depreciation, amortization and loss from asset disposals and other items.

                        EXTENDICARE HEALTH SERVICES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                           THREE MONTHS ENDED             TWELVE MONTHS ENDED
(thousands of U.S. dollars)                                    DECEMBER 31                    DECEMBER 31
                                                       --------------------------      --------------------------
                                                          2003            2002            2003            2002
                                                       ----------      ----------      ----------      ----------
OPERATING ACTIVITIES
Net earnings (loss)                                         8,216            (949)         20,086           3,220
Adjustments to reconcile net earnings (loss) to
 net cash provided from operating activities
   Depreciation and amortization                            9,729           9,347          37,448          37,575
   Provision for self-insured liabilities                   1,500           1,313           6,000           5,250
   Payments for self-insured liabilities                   (2,548)         (2,312)        (16,026)        (20,877)
   Provision for uncollectible accounts receivable          2,886           3,063          11,038          10,937
   Amortization of deferred financing costs                   378             354           1,496           1,722
   Loss on disposal of assets and other items                  --              --              --           4,181
   Deferred income taxes                                   (1,061)          8,325           1,820          11,351
                                                       ----------      ----------      ----------      ----------
                                                           19,100          19,141          61,862          53,359
Changes in assets and liabilities
   Accounts receivable                                     (6,992)         (1,250)         (6,758)         (4,835)
   Supplies, inventories and other current assets             (90)            179            (211)           (638)
   Accounts payable and accrued liabilities                 6,412            (511)            426          12,247
   Income taxes                                               412             (20)            526             (80)
   Current due to shareholder and affiliates                1,853          (9,511)            188         (21,221)
                                                       ----------      ----------      ----------      ----------

CASH PROVIDED FROM OPERATING ACTIVITIES                    20,695           8,028          56,033          38,832
                                                       ----------      ----------      ----------      ----------
INVESTING ACTIVITIES
Payments for purchases of property and equipment           (6,660)         (6,021)        (21,029)        (18,659)
Payments for new construction projects                     (3,037)             --          (4,304)             --
Acquisitions                                               (4,124)        (17,930)         (4,124)        (17,930)
Proceeds from sales of assets                                  --              24              34          14,315
Other assets                                                2,062             348           2,651            (141)
                                                       ----------      ----------      ----------      ----------
CASH USED FOR INVESTING ACTIVITIES                        (11,759)        (23,579)        (26,772)        (22,415)
                                                       ----------      ----------      ----------      ----------
FINANCING ACTIVITIES
Proceeds from issuance of long-term debt                       --          10,497              --         171,122
Payments of long-term debt                                 (2,876)           (404)         (5,267)       (158,335)
Payments of deferred financing costs                           --              --              --          (7,090)
Other long-term liabilities                                   (79)            113             501           1,839
                                                       ----------      ----------      ----------      ----------
CASH PROVIDED FROM (USED FOR) FINANCING ACTIVITIES         (2,955)         10,206          (4,766)          7,536
                                                       ----------      ----------      ----------      ----------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS            5,981          (5,345)         24,495          23,953
Cash and cash equivalents beginning of period              42,874          29,705          24,360             407
                                                       ----------      ----------      ----------      ----------
CASH AND CASH EQUIVALENTS END OF PERIOD                    48,855          24,360          48,855          24,360
                                                       ==========      ==========      ==========      ==========

                        EXTENDICARE HEALTH SERVICES, INC.
                           CONSOLIDATED BALANCE SHEETS

(thousands of U.S. dollars)                                     DECEMBER 31        DECEMBER 31
                                                                    2003               2002
                                                               --------------     --------------
ASSETS
Current assets
   Cash and cash equivalents                                           48,855             24,360
   Accounts receivable, less allowances of $11,692
    and $9,309, respectively                                           95,338             95,996
   Assets held under divestiture agreement                             33,723
   Supplies, inventories and other current assets                       7,436              7,226
   Income taxes receivable                                                 --                518
   Deferred state income taxes                                          4,260              5,810
   Due from shareholder and affiliates                                 37,715             46,432
                                                               --------------     --------------
                                                                      227,327            180,342
Property and equipment                                                448,743            453,119
Goodwill and other intangible assets                                   75,193             76,339
Other assets                                                           82,086            120,478
                                                               --------------     --------------
                                                                      833,349            830,278
                                                               ==============     ==============

LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities
   Accounts payable and accrued liabilities                           122,286            121,729
   Deposits held under divestiture agreement                           30,000                 --
   Incomes taxes payable                                                   23                 --
   Current portion of accrual for self-insured liabilities             18,000             28,000
   Current maturities of long-term debt                                 1,223                716
                                                               --------------     --------------
                                                                      171,532            150,445
Long-term debt                                                        391,695            397,434
Accrual for self-insured liabilities                                   27,063             27,089
Other long-term liabilities                                            11,082             40,749
Deferred state income taxes                                             7,343              8,495
Due to shareholder and affiliates                                      41,974             46,865
                                                               --------------     --------------
                                                                      650,689            671,077
Shareholder's equity                                                  182,660            159,201
                                                               --------------     --------------
                                                                      833,349            830,278
                                                               ==============     ==============

                        EXTENDICARE HEALTH SERVICES, INC.
                       FINANCIAL AND OPERATING STATISTICS


                                                         THREE MONTHS ENDED            TWELVE MONTHS ENDED
                                                             DECEMBER 31                   DECEMBER 31
                                                     ----------------------------  -----------------------------
                                                         2003           2002            2003           2002
                                                     -------------- -------------  --------------- -------------
COMPONENTS OF NURSING AND ASSISTED LIVING CENTER
REVENUE (millions)
Nursing                                                  $ 210.1       $ 192.0         $ 805.9        $ 752.1
Assisted living                                              9.5           9.1            37.5           35.3
                                                     -------------- -------------  --------------- -------------
                                                         $ 219.6       $ 201.1         $ 843.4        $ 787.4
                                                     ============== =============  =============== =============

NURSING CENTER REVENUE BY PAYOR SOURCE (millions)
Private/other                                            $  38.1       $  35.5         $ 149.2        $ 143.1
Medicare                                                    63.8          52.4           235.2          205.4
Medicaid                                                   108.2         104.1           421.5          403.6

NURSING CENTER PERCENT OF REVENUE BY PAYOR SOURCE
Private/other                                               18.1%        18.5%            18.5%          19.0%
Medicare                                                    30.4         27.3             29.2           27.3
Medicaid                                                    51.5         54.2             52.3           53.7

NURSING CENTER PATIENT DAYS BY PAYOR SOURCE (thousands)
Private/other                                              207.1          204.5          812.1          837.4
Medicare                                                   188.8          166.0          728.9          620.0
Medicaid                                                   799.1          813.2        3,169.1        3,189.2

NURSING CENTER PERCENT OF PATIENT DAYS BY PAYOR SOURCE
Private/other                                               17.3%        17.3%            17.2%          18.0%
Medicare                                                    15.8         14.0             15.5           13.4
Medicaid                                                    66.9         68.7             67.3           68.6

AVERAGE MEDICARE PART A RATE                            $ 315.61      $ 287.87        $ 298.81       $ 305.21

ASSISTED LIVING CENTER RESIDENT DAYS
 (thousands)                                               137.7        139.1            546.0          537.4

AVERAGE OCCUPANCY (excluding managed facilities)
Nursing facilities                                          91.8%        91.2%            91.5%          90.3%
Assisted living facilities                                  87.3         86.1             86.3           83.8
Nursing and assisted living facilities                      91.3         90.6             90.9           89.6